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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that Affinity Group Holding, Inc., a Delaware corporation (the "Company"), and each of the undersigned directors of the Company hereby constitutes and appoints Michael A. Schneider and Thomas F. Wolfe, and each of them (with full power to each of them to act alone), its/his true and lawful attorney-in-fact and agent, for it/him and on it/his behalf in his name, place and stead, in any and all capacities to sign, execute, affix it/his seal thereto and file one or more Registration Statements on Form S-4 or any other applicable form under the Securities Act of 1933, as amended, and amendments thereto, including pre-effective and post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, relating the offering of up to $88,200,000 of 10 7/8% Senior Notes due 2012 (the "Notes") guaranteed by each of the entities identified below.

        There is hereby granted to said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in respect of the foregoing as fully as it/he might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

        IN WITNESS WHEREOF, Affinity Group Holding, Inc. has caused this Power of Attorney to be executed in its name by its Chief Executive Officer as of April    , 2005.

AFFINITY GROUP HOLDING, INC.
By	/s/ MICHAEL A. SCHNEIDER Michael A. Schneider, President and Chief Executive Officer

        Each of the undersigned directors of Affinity Group Holding, Inc. has hereunto set his hand as of April    , 2005.

/s/ MICHAEL A. SCHNEIDER Michael A. Schneider	/s/ MARK J. BOGGESS Mark J. Boggess
/s/ STEPHEN ADAMS Stephen Adams	/s/ WAYNE BOYSEN Wayne Boysen
/s/ JOHN EHLERT John Ehlert	/s/ DAVID FRITH-SMITH David Frith-Smith
/s/ DAVID B. GARVIN David B. Garvin	/s/ GEORGE PARKER George Parker
/s/ JOE B. MCADAMS Joe B. McAdams

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POWER OF ATTORNEY